(Logo of Williams & Webster, P.S.)


                              WILLIAMS & WEBSTER PS
                          CERTIFIED PUBLIC ACCOUNTANTS
                        BANK OF AMERICA FINANCIAL CENTER
                           W 601 RIVERSIDE, SUITE 1940
                                SPOKANE, WA 99201
                                 (509) 838-5111


Board of Directors
Ramex Synfuels International, Inc.
Spokane, Washington

We consent to the use of our review report dated May 26, 2000 on the financial Statements of Ramex Synfuels International, Inc. as of April 30, 2000, for the filing with and attachment to the Form 10Q for the period ending April 30, 2000.



/s/ Williams & Webster, P.S.


Williams  &  Webster,  P.S.
Certified  Public  Accountants
Spokane,  Washington
May  31,  2000